Exhibit 99.1
Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS REPORTS THIRD QUARTER ADJUSTED EARNINGS OF $0.68 PER SHARE

Both Card and Non-Card Business Growth Accelerates in Quarter

Princeton, NJ -October 31, 2014 - Heartland Payment Systems (NYSE: HPY), the nation's fifth largest payments processor and a leading provider of merchant business solutions, today announced Adjusted Net Income and Adjusted Earnings per Share of $24.8 million and $0.68, respectively, for the quarter ended September 30, 2014, compared to Adjusted Net Income and Adjusted Earnings per Share of $25.1 million and $0.66, respectively, for the quarter ended September 30, 2013. GAAP net income for the quarter ended September 30, 2014 was $20.5 million, or $0.56 per share, compared with $22.0 million, or $0.58 per share, respectively, for the quarter ended September 30, 2013. Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

Highlights for the third quarter of 2014 include:

•	The eighth consecutive quarter of new margin installed growth, up 15.7% from a year ago to a record $21.4 million

•	Record Small and Mid-Sized Enterprise (SME) core Visa/Mastercard/Discover quarterly transaction processing volume of $20.4 billion, up 7.1% from the third quarter of 2013

•	Total Small and Mid-Sized Enterprise (SME) quarterly transaction processing volume, including American Express, of $21.6 billion, up 10.7% from the third quarter of 2013

•	Record Quarterly Net Revenue of $169.4 million, up 10.5% from the third quarter of 2013

•	Operating Margin on Net Revenue of 18.0% compared to 22.8% for the same quarter in 2013. Excluding the impact of Leaf discussed below, the operating margin was 19.6% in this year’s third quarter

•	Same store sales rose 1.8% and volume attrition was 12.6% in this year’s third quarter

Robert O. Carr, Chairman and CEO, said, “Growth accelerated in the third quarter due in part to the momentum created by the strong increase in new business achieved over the past few quarters. New margin installed was another record this quarter, which not only contributed to the strong performance in the period, but will also help drive further top line acceleration in the future. We achieved record net revenue this quarter, which was built on solid transaction processing volume and strong non-card revenue growth. Non-card revenue growth was primarily organic, but was also aided by the acquisition of TouchNet, which closed in the quarter and is being quickly integrated. Furthermore, during the third quarter, we strengthened our sales organization through the net addition of 68 relationship managers, helping us move towards our goal for the year, and establishing a broader foundation to support continued growth. Through complementary acquisitions and internal new product development, we are positioning Heartland to capitalize on the growth opportunities being created by the big trends in our industry - security, mobility, and integrated solutions - and to create value for our shareholders."

The growth in Visa/Mastercard/Discover SME card processing volume accelerated to 7.1% for the three months ended September 30, 2014, from the comparable 5.4% and 3.5% growth in the second quarter and first quarter of the year, respectively. Drivers of growth were once again record new margin installed, improved customer retention and stable same store sales growth. Adding to overall card processing growth, American Express processing volume was up significantly in the quarter due to the conversion of certain Heartland merchants to OptBlue. Revenue growth also accelerated across virtually all businesses in the quarter, aided in part by acquisitions. Operating margins in the quarter reflected one-time expenses associated with recent acquisitions, expenses associated with the conversion to OptBlue, and Leaf’s operating loss. We expect margins to rebound during the fourth quarter aided by the conversion to OptBlue. Also in the third quarter, we acquired all Leaf shares held by noncontrolling interests, resulting in 100% ownership, which enabled Heartland to tax-effect Leaf’s losses from the date the noncontrolling interests were acquired. We also reported a one-time gain of $3.6 million related to the settlement of an existing earnout obligation provided to the noncontrolling shareholders in the original partial acquisition. Combined, for the third quarter, Leaf’s operating and non-operating impact on earnings was a favorable $0.05 per share.

Mr. Carr continued, “We have an agreement to acquire Xpient Solutions and expect to close today. Xpient represents further development of our Point-of-Sale strategy. With the acquisition, we will become a leading POS company to customers including Taco Bell, Jack-in-the-Box, and Panera, among others. Xpient, Leaf and Heartland Secure provide a powerful POS solution platform that directly addresses security issues, while offering merchants robust features and functionality. POS is just another example of our strategy to expand horizontally into adjacent and complementary markets that leverage our core capabilities and offer outstanding growth opportunities. This strategy not only augments our growth rate, but also offers the opportunity to achieve synergies and competitive advantages that are unmatched in our industry."

NINE MONTH RESULTS:
Adjusted Net Income per share for the first nine months of fiscal 2014 was $65.2 million or $1.76 per share, compared to $67.7 million or $1.77 per share, respectively, in the first nine months of fiscal 2013. Net revenue for the first nine months of 2014 was $484.3 million, up 7.7% compared to $449.8 million for the first nine months of 2013. For the first nine months of 2014, GAAP net income was $53.6 million, or $1.44 per share, compared to GAAP net income from continuing operations of $57.3 million or $1.50 per share for the first nine months of 2013. Year-to-date 2014, share-based compensation and acquisition-related amortization expense have reduced net income by $11.6 million, or $0.32 per share, compared to $10.4 million, or $0.27 per share, in the first nine months of 2013.

FULL YEAR 2014 GUIDANCE:
For full year 2014, we expect Net Revenue to grow 11% to 12% to between approximately $665 million and $670 million, and Adjusted EPS to be in the range of $2.33 - $2.37. Guidance assumes that after-tax share-based compensation and acquisition-related amortization expenses will reduce earnings per share by $0.46 for the year and an effective tax rate above 39%. Guidance for the year reflects a reduction of $0.19 per share for Leaf’s operating losses, excluding the positive impact related to the one-time gain described above. Finally, the guidance includes the contribution from the acquisition of TouchNet in 2014, which, net of associated transaction costs, is expected to be slightly accretive on an adjusted basis.

BOARD DECLARES QUARTERLY DIVIDEND
The Company also announced that on October 28, 2014, the Board of Directors declared a quarterly dividend of $0.085 per common share payable December 15, 2014 to shareholders of record on November 24, 2014.

CONFERENCE CALL:
Heartland Payment Systems, Inc. will host a conference call on October 31, 2014 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com. The conference call may be accessed by calling (888)-317-6003. Please provide the operator with PIN number 2206990. The webcast will be archived on the Company's website within two hours of the live call.

About Heartland Payment Systems
Heartland Payment Systems, Inc. (NYSE: HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing, mobile commerce, e-commerce, marketing solutions, security technology, payroll solutions, and related business solutions and services to more than 275,000 business and educational locations nationwide. A FORTUNE 1000 company, Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. More detailed information can be found at HeartlandPaymentSystems.com or follow the company on Twitter @HeartlandHPY and Facebook at facebook.com/HeartlandHPY.

Forward-looking Statements

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2013. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact

Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total revenues	$600,626	$557,129	$1,706,768	$1,604,992
Costs of services:
Interchange	373,372	350,734	1,059,241	1,003,039
Dues, assessments and fees	57,864	53,165	163,218	152,146
Processing and servicing	69,328	60,195	204,985	177,968
Customer acquisition costs	12,289	10,838	34,907	31,554
Depreciation and amortization	7,981	5,454	20,472	14,066
Total costs of services	520,834	480,386	1,482,823	1,378,773
General and administrative	49,381	41,871	137,241	131,242
Total expenses	570,215	522,257	1,620,064	1,510,015
Income from operations	30,411	34,872	86,704	94,977
Other income (expense):
Interest income	33	29	95	95
Interest expense	(2,142)	(1,243)	(4,450)	(3,746)
Other, net	3,581	90	3,869	(70)
Total other income (expense)	1,472	(1,124)	(486)	(3,721)
Income from continuing operations before income taxes	31,883	33,748	86,218	91,256
Provision for income taxes	11,727	11,857	34,579	34,039
Net income from continuing operations	20,156	21,891	51,639	57,217
Income from discontinued operations, net of income tax of $—, $—, $— and $2,135	—	—	—	3,970
Net income	20,156	21,891	51,639	61,187
Less: Net (loss) income attributable to noncontrolling interests
Continuing operations	(302)	(90)	(2,011)	(90)
Discontinued operations	—	—	—	56
Net income attributable to Heartland	$20,458	$21,981	$53,650	$61,221

Amounts attributable to Heartland:
Net income from continuing operations	20,458	21,981	53,650	57,307
Income from discontinued operations, net of income tax and noncontrolling interests	—	—	—	3,914
Net income attributable to Heartland	20,458	21,981	53,650	61,221

Basic earnings per share:
Income from continuing operations	$0.57	$0.60	$1.47	$1.56
Income from discontinued operations	—	—	—	0.11
Basic earnings per share	$0.57	$0.60	$1.47	$1.67

Diluted earnings per share:
Income from continuing operations	$0.56	$0.58	$1.44	$1.50
Income from discontinued operations	—	—	—	0.10
Diluted earnings per share	$0.56	$0.58	$1.44	$1.60

Weighted average number of common shares outstanding:
Basic	36,069	36,857	36,388	36,752
Diluted	36,850	38,020	37,249	38,079

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30
	2014	2013	2014	2013

Net income	$20,156	$21,891	$51,639	$61,187
Other comprehensive (loss) income:
Reclassification of gains on investments, net of income tax of $5, $—, $108 and $—	(6)	—	(170)	—
Unrealized (losses) gains on investments, net of income tax of $5, $—, $5 and $4	(8)	—	6	4
Unrealized gains on derivative financial instruments, net of income tax of $28, $25, $83 and $121	45	152	140	315
Foreign currency translation adjustment	—	—	—	(54)
Comprehensive income	20,187	22,043	51,615	61,452
Less: Comprehensive loss attributable to noncontrolling interests	(302)	(90)	(2,011)	(50)
Comprehensive income attributable to Heartland	$20,489	$22,133	$53,626	$61,502

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$94,577	$71,932
Funds held for customers	122,311	127,375
Receivables, net	220,936	200,040
Investments	4,110	4,101
Inventory	11,445	11,087
Prepaid expenses	19,451	15,284
Current tax assets	5,139	10,426
Current deferred tax assets, net	7,725	9,548
Total current assets	485,694	449,793
Capitalized customer acquisition costs, net	68,967	61,027
Property and equipment, net	162,707	147,388
Goodwill	424,270	190,978
Intangible assets, net	193,790	49,857
Deposits and other assets, net	1,336	1,262
Total assets	$1,336,764	$900,305

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$41,183	$19,109
Accounts payable	60,729	70,814
Customer fund deposits	122,311	127,375
Processing liabilities	104,856	130,871
Current portion of accrued buyout liability	14,457	13,943
Current portion of borrowings	18,750	—
Current portion of unearned revenue	40,551	18,172
Accrued expenses and other liabilities	25,928	31,689
Total current liabilities	428,765	411,973
Deferred tax liabilities, net	45,039	40,600
Reserve for unrecognized tax benefits	6,769	5,633
Long-term borrowings	553,750	150,000
Long-term portion of accrued buyout liability	30,500	25,436
Long-term portion of unearned revenue	2,104	—
Total liabilities	1,066,927	633,642
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 36,179,147 and 37,485,486 shares issued at September 30, 2014 and December 31, 2013; 36,179,147 and 36,950,886 outstanding at September 30, 2014 and December 31, 2013	36	37
Additional paid-in capital	252,127	245,055
Accumulated other comprehensive loss	(112)	(88)
Retained earnings	17,786	35,960
Treasury stock, at cost (534,600 shares at December 31, 2013)	—	(20,489)
Total stockholders’ equity	269,837	260,475
Noncontrolling interests	—	6,188
Total equity	269,837	266,663
Total liabilities and equity	$1,336,764	$900,305

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended September 30
	2014	2013
Cash flows from operating activities
Net income	$51,639	$61,187
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	38,056	33,936
Other depreciation and amortization	33,516	26,070
Addition to loss reserves	3,000	2,510
Provision (recoveries) for doubtful receivables	3,010	(1)
Deferred taxes	8,361	5,632
Share-based compensation	10,936	9,763
Gain on sale of assets	(258)	(3,786)
Write off of fixed assets and other	(3,057)	386
Changes in operating assets and liabilities:
Increase in receivables	(11,339)	(15,135)
Increase in inventory	(287)	(524)
Payment of signing bonuses, net	(27,647)	(19,546)
Increase in capitalized customer acquisition costs	(18,349)	(15,676)
Decrease (increase) in prepaid expenses	132	(2,361)
Increase in current tax assets	(2,957)	(1,515)
Increase in deposits and other assets	(103)	(296)
Excess tax benefits on employee share-based compensation	(5,670)	(8,382)
Increase in reserve for unrecognized tax benefits	1,136	1,198
Increase in due to sponsor banks	22,074	5,048
Decrease in accounts payable	(12,509)	(1,830)
(Decrease) increase in unearned revenue	(2,414)	3,820
Decrease in accrued expenses and other liabilities	(12,304)	(4,856)
(Decrease) increase in processing liabilities	(29,016)	10,310
Payouts of accrued buyout liability	(9,621)	(11,842)
Increase in accrued buyout liability	15,199	13,294
Net cash provided by operating activities	51,528	87,404
Cash flows from investing activities
Purchase of investments	(31,017)	(5,241)
Sales of investments	17,215	—
Maturities of investments	—	1,430
Decrease in funds held for customers	18,849	19,519
Decrease in customer fund deposits	(5,064)	(19,510)
Proceeds from sale of business	—	19,343
Acquisitions of businesses, net of cash acquired	(355,066)	(15,182)
Capital expenditures	(39,140)	(36,929)
Net cash used in investing activities	(394,223)	(36,570)
Cash flows from financing activities
Proceeds from borrowings, net	436,392	9,000
Principal payments on borrowings	(17,500)	(15,000)
Proceeds from exercise of stock options	4,482	10,725
Excess tax benefits on employee share-based compensation	5,670	8,382
Repurchases of common stock	(54,455)	(39,632)
Dividends paid on common stock	(9,249)	(7,735)
Net cash provided by (used in) financing activities	365,340	(34,260)

Net increase in cash	22,645	16,574
Effect of exchange rates on cash	—	1
Cash at beginning of year	71,932	50,581
Cash at end of period	$94,577	$67,156

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and nine months ended September 30, 2014 and 2013 follows (in thousands except per share data):

Three Months Ended September 30, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$30,411	$3,501	$3,394	$37,306
Operating Margin (a)	18.0%			22.0%
Net Income From Continuing Operations Attributable to Heartland	$20,458	$2,213	$2,146	$24,817
Diluted Earnings Per Share From Continuing Operations	$0.56	$0.06	$0.06	$0.68
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	36,850			36,850

Three Months Ended September 30, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$34,872	$2,242	$2,625	$39,739
Operating Margin (a)	22.8%			25.9%
Net Income From Continuing Operations Attributable to Heartland	$21,981	$1,454	$1,703	$25,138
Diluted Earnings Per Share From Continuing Operations	$0.58	$0.04	$0.04	$0.66
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	38,020			38,020

Nine Months Ended September 30, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$86,704	$8,411	$10,936	$106,051
Operating Margin (a)	17.9%			21.9%
Net Income From Continuing Operations Attributable to Heartland	$53,650	$5,038	$6,550	$65,238
Diluted Earnings Per Share From Continuing Operations	$1.44	$0.14	$0.18	$1.76
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	37,249			37,249

Nine Months Ended September 30, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$94,977	$6,773	$9,763	$111,513
Operating Margin (a)	21.1%			24.8%
Net Income From Continuing Operations Attributable to Heartland	$57,307	$4,237	$6,087	$67,631
Diluted Earnings Per Share From Continuing Operations	$1.50	$0.11	$0.16	$1.77
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	38,079			38,079

(a) Operating Margin is measured as Income from Operations divided by Net Revenue. Net Revenue is defined as total revenues less interchange fees and dues, assessments and fees.